                                                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                            Contact:  Tammy Nystuen
                                                                       Select Comfort Corporation
                                                                       (763) 551-7496
                                                              tamara.nystuen@selectcomfort.com

SELECT COMFORT CORPORATION
RELEASES STATEMENT

MINNEAPOLIS - (October 4, 2005) - Bill McLaughlin, chairman and CEO of Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, today made the following statement:

“We have been notified by one of our suppliers about a delay in the delivery of materials used to manufacture foam for mattresses, furniture and other products due to production issues caused by the recent hurricanes along the Gulf Coast. We expect that this shortage of foam material, combined with the continued strong demand for our products, may result in delivery delays for some of our customers in the early weeks of the fourth quarter.  We do not anticipate any significant change in our selling process, and believe that any potential delays would be for a limited period of time and would not have a significant long-term impact on our business.

“We have implemented contingency plans, which include working closely with our primary supplier and seeking alternative suppliers, to minimize any further impact on our customers. We plan to provide a further update when we release our third quarter results on October 25.”

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Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including uncertainties related to the supply of foam materials used to manufacture our products as well as other risks and uncertainties outlined in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005